EXHIBIT 10.8

PROTEO, INC.

PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement ("Agreement") is made this 9th day of June, 2008 by and between PROTEO, INC., a Nevada corporation with its principal place of business at 2102 Business Center Drive, Irvine, CA 92612 (the "Company") and the Purchaser of its stock, FIDEsprit AG, a Swiss corporation with its principal place of business at Rosengartenstr. 4, CH-8608 Bubikon, Switzerland ("Purchaser").

RECITALS

A.    The Company is engaged in research and development of pharmaceuticals. The Company now is willing to sell shares of its Series A Preferred stock, on terms as stated herein.

B.    The Company has authorized 300,000,000 shares of common stock and 10,000,000 shares of preferred stock. Currently, 23,879,350 shares of the Company's common stock are issued and outstanding. As of the date hereof, no preferred stock has been issued.

C.    The Company has created a Series A Preferred Stock of and designated up to 750,000 shares of the Company's preferred stock which voting powers, preferences and relative, participating, optional and other special rights are defined in the Certificate of Designation of Series A Preferred Stock, a copy of which is attached hereto as Exhibit A.

D.    Purchaser and the Company now mutually desire for Purchaser to purchase 600,000 shares of the Company's Series A Preferred Stock at the price per share determined herein, on the terms and conditions stated herein.

AGREEMENT

In consideration of the mutual promises, representations, warranties and conditions set forth in this Agreement, the Company and Purchaser agree as follows.

1.    Purchase and Sale of Shares.

1.1    SALE OF SHARES. The Company and its Board of Directors has authorized the issuance and sale of 600,000 shares of Series A Preferred stock (the "Purchase Shares") pursuant to the terms of this Agreement, which Purchase Shares in accordance with the Certificate of Designation, Preferences and Rights of Series A Preferred Stock (the "Certificate"), a copy of which is attached hereto as part of this Agreement.

1.2    PRICE PER SHARE. The price per share shall be $6.00 per share, totaling to $3,600,000 for the Purchase Shares.

In reliance upon Purchaser representations and warranties contained in Section 4 hereof, and subject to the terms and conditions set forth herein, the Company hereby agrees to sell to Purchaser 600,000 shares of the Company's Series A Preferred Stock.

2.    CLOSING: ISSUANCE AND DELIVERY OF SHARES: CONDITIONS.

2.1    CLOSING(S). The closing of the sale under this Agreement (the "Closing"), shall be held within five (5) working days following the date of the Agreement ("Closing Date"), at the offices of the Company or on such earlier date or at such other place as the Parties may agree.

2.2    PAYMENT OF PURCHASE PRICE. At the Closing, the Purchaser shall deliver appropriate promissory note for the payment of the purchase price as determined in paragraph 1.2. payable in four  (4) installments in such amount and at such date as following:

●	First installment of $900,000 falling due upon execution;
●	Second installment of $450,000 falling due on or before August 30, 2008;
●	Third installment of $900,000 falling due on or before November 30, 2008;
●	Fourth and final installment of $1,350,000 falling due on or before March 31, 2009.

Any payment shall be in United States funds by check, cash, by wire transfer or by other means of payment as shall have been agreed upon by the Purchaser and the Company prior to payment.

2.3    ISSUANCE AND DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company shall deliver an irrevocable instruction to the Company's secretary to issue and deliver to Purchaser appropriate stock certificates, registered in the name of the Purchaser for the Shares, or his designee.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to Purchaser as of the date hereof as follows, and all such representations and warranties shall be true and correct as of any Closing Date as if then made and shall survive the Closing.

3.1    ORGANIZATION. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of Nevada. The Company has all requisite power and authority to own or lease its properties and to conduct its business as now conducted. The Company holds all licenses and permits required for the conduct of its business as now conducted, which, if not obtained, would have a material adverse effect on the business, financial condition or results of operations of the Company taken as a whole. The Company is qualified as a foreign corporation and is in good standing in any states where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, financial condition or results of operations of the Company taken as a whole.

3.2    CAPITALIZATION. The Company is authorized to issue 300,000,000 shares of Common Stock of which 23,879,350 shares are outstanding at the date of this Agreement. The Company is authorized to issue 10,000,000 shares of Preferred Stock of which no shares are outstanding at the date of this Agreement. All of the issued and outstanding shares of Common Stock on the Closing Date are or will have been duly authorized, validly issued and then fully paid and non-assessable. The Company's right to issue shares of its stock otherwise shall not be limited by any provision herein.

3.3    AUTHORITY. The Company has all requisite power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and upon their execution and delivery by the Company, such document will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.4    ISSUANCE OF SHARES. The Purchase Shares, when issued pursuant to the terms of this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable.

3.5    NO CONFLICT WITH LAW OR DOCUMENTS. The execution, delivery and consummation of this Agreement, and the transactions contemplated hereby, will not (a) conflict with any provisions of the Articles of Incorporation or Bylaws of the Company; (b) result in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under (in each case, upon the giving of notice, the passage of time, or both), any mortgage, indenture, lease, agreement or other instrument, permit, franchise license, judgement, order, decree, law, ordinance, rule or regulation applicable to the Company.

3.6    CONSENTS, APPROVALS AND PRIVATE OFFERING. Except for any filings required under Federal and applicable state securities laws, all of which shall have been made as of the Closing Date to the extent required as of such time, no permit, consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental authority is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby.

4.    REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby represents, warrants and covenants with the Company as follows:

4.1    LEGAL POWER. Purchaser has the requisite power, as appropriate, and is authorized to enter into this Agreement, to purchase the Purchase Shares hereunder, and to carry out and perform his, her or its obligations under the terms of this Agreement.

4.2    DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of Purchaser.

4.3    INVESTMENT REPRESENTATIONS.

Purchaser represents and agrees that:

4.3.1    Purchaser is acquiring the Purchase Shares for its own account, not as a nominee or agent, for investment and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), except pursuant to an effective registration statement under the Act;

4.3.2    Purchaser is a professional and an 'accredited investor,' as that term is defined in Rule 501 (a) of Regulation D promulgated under the Act. Purchaser has such knowledge and experience in financial and business matters that it is fully able to evaluate the merits and risks of the acquisition of the Securities, and has conducted their own investigation into the suitability of its investment, and reviewed all the information that it considers necessary to evaluate its acceptance of the Purchase Shares. Purchaser is able to bear the risks associated with accepting the Purchase Shares, including the risk of loss of the entire investment in the Purchase Shares. Purchaser has received and reviewed any and all information Purchaser deemed necessary to evaluate its investment.

4.3.3    Purchaser understands that the Purchase Shares have not been registered under the Act by reason of a specific exemption therefrom, and may not be transferred or resold except pursuant to an effective registration statement or exemption from registration and each certificate representing the Purchase Shares will be endorsed with the following legend:

(i)
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT; and

(ii)	Any legend required to be placed thereon by applicable federal or state securities laws.

4.3.4    Purchaser has read, and understands and agrees to the Certificate of Designation for the Series A Preferred Stock.

5.    TERM AND TERMINATION

5.1    TERM. This Agreement shall expire upon total payment of the Purchase Price and issuance of 600,000 shares of Preferred Stock Class A to Purchaser.

5.2    The Company may cancel this agreement upon

(i)	any misrepresentation or omission of or on behalf of the Purchaser made to the Company in connection with this Agreement;
(ii)	adjudication of bankruptcy, or filing of a petition under any bankruptcy or debtor's relief law by or against the Purchaser, or failure of the Purchaser to generally pay its debts as they become due;
(iii)	failure of the Purchaser to pay any installment hereunder when due, which shall continue for ten (10) days;
(iv)	termination of the Promissory Note given by the Purchaser to the Company in accordance with paragraph 2.2;

6.    MISCELLANEOUS.

6.1    GOVERNING LAW . This Agreement shall be governed by and construed under the laws of the State of California.

6.2    SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and are binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

6.3    ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by a representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.4    SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.5    AMENDMENT AND WAIVER. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

6.6    NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier  (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt request) in each case to the appropriate address set forth below.

If to the Company:	PROTEO, INC. Birge Bargmann Proteo Biotech AG Am Kiel-Kanal 44 D-24106 Kiel

If to Purchaser:	FID Esprit AG Joerg Alte Rosengartenstr. 4 CH-8608 Bubikon

6.7    TITLES AND SUBTITLES. The titles of paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not be not considered in construing this Agreement.

6.8    COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

"COMPANY"
PROTEO, INC. a Nevada Corporation

By:  /S/ BIRGE BARGMANN
CEO:  Birge Bargmann

"PURCHASER"
FIDEsprit AG

By:  /S/ JOERG ALTE
Managing Director: Joerg Alte

Exhibit A

[SEAL]	ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

	Filed in the office of	Document Number
	/s/ Ross Miller	20080386820-67
	Ross Miller	Filing Data and Time
	Secretary of State	06/05/2008 4:03 PM
	State of Nevada	Entity Number
C13879-1992

CERTIFICATE OF DESIGNATION
(PURSUANT TO NRS 78.1955)

ABOVE SPACE IS FOR OFFICE USE ONLY
USE BLACK INK ONLY - DO NOT HIGHLIGHT

CERTIFICATE OF DESIGNATION
FOR NEVADA PROFIT CORPORATION
(PURSUANT TO NRS 78.1955)

1.    Name of corporation:

Proteo, Inc.

2.    By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Series A Preferred Stock, authorized number of shares constituting such series shall be 750,000, with a par value of $0.001 per share.

Please see attached.

3.    Effective date of filing (optional):

4.    Officer Signature (Required):          X   /s/ Birge Bargmann

Filing fee: $175.00

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK

OF

PROTEO, INC.
A NEVADA CORPORATION

Proteo, Inc., a Nevada corporation (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation (the "Board of Directors") in accordance with the provisions of the Articles of Incorporation of the Corporation, there is hereby created, a series of Preferred Stock consisting of 750,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other special rights, and the following qualifications, limitations and restrictions as follows:

Section 1.  DESIGNATION AND AMOUNT. The shares of Preferred Stock created hereby shall be designated as "Series A Preferred Stock" and the authorized number of shares constituting such series shall be 750,000.

Section 2.  DIVIDENDS AND DISTRIBUTIONS.

(A)  The holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Corporation legally available therefore, preferential dividends at the per share rate of two (2) times the per share amount of each and any cash and non-cash dividend distributed to holders of the Corporation's Common Stock when, as and if declared by the Board of Directors.

(B)  No dividend shall be paid or declared on any share of Common Stock, unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series A Preferred Stock in an amount determined as set forth in paragraph (A) above. For purposes hereof, the term "dividends" shall include any pro rata distribution by the Corporation, out of funds of the Corporation legally available therefore, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

(C)  If no dividend is distributed according to Section 2 (A), the holders of the then outstanding shares of Series A Preferred Stock shall be entitled to an annual stock dividend, when, as and if declared by the Board of Directors, payable at the rate of one (1) share of the Series A Preferred Stock for each twenty (20) shares of Series A Preferred Stock then held by each holder of Series A Preferred Stock. Such stock dividend shall be paid on June 30 of each year, commencing with the first June 30 in the year subsequent to the calendar year in which the shares of Series A Preferred Stock were issued and no dividend was distributed according to Section 2 (A). No fractional shares of Series A Preferred Stock shall be issued in connection with the payment of the stock dividend. In lieu of fractional shares, the Corporation shall issue such additional fraction of a share as is necessary to increase the fractional share to a full share.

1

No stock dividend under this paragraph shall be paid after December 31, 2011.

(D)  The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive any dividend or distribution as provided in Paragraph (A) or Paragraph (C) above.

Section 3.  VOTING RIGHTS. Except than otherwise provided herein or by law, the shares of Series A Preferred Stock shall have no voting rights other than on such matters submitted to a vote to the stockholders of Series A Preferred Stock and such other stock designated to be the same class of the Company's stock.

Section 4.  REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of Series A Preferred Stock or of any other series of Preferred Stock as designated by the Board of Directors from time to time.

Section 5.  LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, voluntary or otherwise, dissolution or winding up of the Company, holders of Series A Preferred Stock shall be entitled to receive per share distributions equal to two (2) times the rate of per share distributions to be made to the holders of Common Stock. No distributions shall be made unless nay accrued and unpaid dividends and distributions on the Series A Preferred Stock have been made prior thereto. In the event, the Company shall have (i) subdivided the outstanding Common Stock, or (ii) combined the outstanding Common Stock into a smaller number of shares by a reverse stock split or otherwise, after the issuance of Series A Preferred Stock, distributions payable to Series A Preferred Stock under this Section 5 shall be adjusted accordingly.

Section 6.  CONSOLIDATION; MERGER; ETC. In the event the Company shall enter into any consolidation, merger combination or other transaction in which the shares of Common Stock are exchanged into other stock or securities, cash and /or any other property, then in any such case each share of Series A Preferred Stock shall automatically be simultaneously exchanged for or converted into the same stock or securities, cash and/or other property at a rate per share equal to 1.5 times the rate per share that the Common Stock is being exchanged or converted.. In the event, the Company shall (i) subdivide the outstanding Common Stock, or (ii) combine the outstanding Common Stock into a smaller number of shares by a reverse stock split or otherwise, the amount set forth in the preceding sentence shall be adjusted at the same rate.

Section 7.  REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

Section 8.  RANKING. The Series A Preferred Stock may rank junior to any other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets as may be determined in the designation of any such series of Preferred Stock.

2

Section 9.  AMENDMENT. At any time when any shares of Series A Preferred Stock are outstanding, neither the Articles of Incorporation of the Corporation nor this Certificate of Designation shall be amended or altered in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of holders representing a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

IN WITNESS WHEREOF, the undersigned have executed this Certificate and do affirm the foregoing as true and correct this 05 day of June 2008.

/s/ Birge Bargmann
Birge Bargmann
President, CEO and CFO

Attest: /s/ Barbara Kahlke Barbara Kahlke, Ph.D. Secretary

3